Exhibit 99.1

News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY REPORTS NO COUNTERPARTY EXPOSURE TO
LEHMAN BROTHERS HOLDINGS INC. OR ITS AFFILIATES
     HOUSTON – September 15, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that it has no hedging or other contractual counterparty exposure to Lehman Brothers Holdings Inc., its subsidiaries or its affiliates.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
     This press release may include “forward-looking statements,” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the company’s Securities and Exchange Commission filings.